Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Page(s)

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Vutek, Inc. and Subsidiaries
Meredith, New Hampshire

We have audited the accompanying consolidated balance sheet of Vutek, Inc. (a Delaware Corporation) and Subsidiaries (the Company) as of December 31, 2004 and the related consolidated statements of operations and comprehensive income, stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

May 27, 2005

Boston, Massachusetts

VUTEK, INC.
Consolidated Balance Sheet
December 31, 2004
(In thousands, except share data)

Assets

Current assets:
Cash	$7,047
Accounts receivable, net of allowance of approximately $5,500	29,004
Inventories (note 3)	19,584
Notes receivable – related party (note 10)	69
Deferred tax asset (note 7)	657
Prepaid expenses and other current assets	1,789

Total current assets	58,150

Property and equipment, at cost:
Machinery and equipment	3,806
Leasehold improvements	1,032
Furniture, fixtures, and office equipment	4,194
Buildings and property	7,463
Machinery and equipment held for operating leases	5,404

21,899
Less accumulated depreciation and amortization	13,488

Net property, plant and equipment	8,411

Other assets:
Deferred financing costs, net	4,225
Other assets	236
Deferred tax asset (note 7)	—
Goodwill (note 3)	35,516
Patents and know-how, net of accumulated amortization of $18,536	20,899

Total other assets	660,876

Total assets	$127,432

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt (note 4)	$6,500
Revolving line of credit (note 4)	2
Accounts payable	13,240
Accrued expenses (note 8)	5,797
Accrued taxes payable	2,175
Customer deposits	2,120

Total current liabilities	29,834

Long-term deferred tax liability	1,918
Long-term debt, net of current portion (note 4)	120,250

Commitments and contingencies (note 5)
Stockholders’ deficit (note 3):
Preferred stock, $100 par value. Authorized 250,000 shares; no shares issued and outstanding	—
Common stock:
Class A, $0.01 par value. Authorized 250,000 shares; 108,862 shares issued; 57,597 shares outstanding	1
Class B (nonvoting), $0.01 par value. Authorized 20,000 shares; no shares issued and outstanding	—
Additional paid-in capital	16,133
Subscriptions receivable	(492)
Treasury stock, at cost, 51,265 shares	(89,951)
Accumulated other comprehensive income	300
Retained earnings	49,444

Total stockholders’ deficit	(24,565)

Total liabilities and stockholders’ deficit	$127,437

VUTEK, INC.
Consolidated Balance Sheet
March 31, 2005
(unaudited)
(In thousands, except share data)

Assets

Current assets:
Cash	$7,846
Accounts receivable, net of allowance of approximately $5,887	28,830
Inventories (note 3)	20,852
Notes receivable – related party (note 10)	69
Deferred tax asset	657
Prepaid expenses and other current assets	2,172

Total current assets	60,426

Property and equipment, at cost:
Machinery and equipment	3,856
Leasehold improvements	1,032
Furniture, fixtures, and office equipment	4,330
Buildings and property	7,463
Machinery and equipment held for operating leases	5,410

22,091
Less accumulated depreciation and amortization	13,877

Net property, plant and equipment	8,214

Other assets:
Deferred financing costs, net	4,053
Other assets	231
Goodwill (note 3)	35,516
Patents and know-how, net of accumulated amortization of $19,193	20,242

Total other assets	60,042

Total assets	$128,682

See accompanying notes to consolidated financial statements.

Liabilities and Stockholders’ Deficit

Current liabilities:
Current portion of long-term debt (note 4)	$6,500
Revolving line of credit (note 4)	—
Accounts payable	11,308
Accrued expenses (note 8)	6,116
Accrued taxes payable	2,519
Customer deposits	2,793

Total current liabilities	29,236

Long-term deferred tax liability	1,918
Long-term debt, net of current portion (note 4)	118,625

Commitments and contingencies (note 5)

Stockholders’ deficit (note 3):
Preferred stock, $100 par value. Authorized 250,000 shares; no shares issued and outstanding	—

Common stock:
Class A, $0.01 par value. Authorized 250,000 shares; 108,862 shares issued; 57,597 shares outstanding	1
Class B (nonvoting), $0.01 par value. Authorized 20,000 shares; no shares issued and outstanding	—
Additional paid-in capital	16,140
Subscriptions receivable	(492)
Treasury stock, at cost, 51,265 shares	(89,951)
Accumulated other comprehensive income	284
Retained earnings	52,921

Total stockholders’ deficit	(21,097)

Total liabilities and stockholders’ deficit	$128,682

VUTEK, INC.

Consolidated Statements of Operations and Comprehensive Income

Year ended December 31, 2004

(In thousands)

Net Sales	$131,765
Cost of sales	59,082

Gross profit	72,674

Operating expenses:
Sales and marketing	13,706
Customer operations	11,111
Development and engineering	6,222
General and administrative	11,689
Depreciation and amortization	4,750
Restructuring charges (note 11)	765

Total operating expenses	48,243

Operating income	24,431
Other expenses (income), net	(59)
Terminated Transaction (note 12)	1,218
Interest expense	9,982

Income before provision for taxes	13,290
Provision for income taxes (note 7)	8,833

Net income	4,457
Other comprehensive Income:
Foreign currency translation adjustments	252

Comprehensive income	$4,709

See accompanying notes to consolidated financial statements.

VUTEK, INC.

Consolidated Statements of Operations and Comprehensive Income

(In thousands)

	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
Net Sales	$36,286	$32,099
Cost of sales	16,597	13,785

Gross profit	19,689	18,314

Operating expenses:
Sales and marketing	3,445	3,137
Customer operations	2,063	2,988
Development and engineering	1,956	1,383
General and administrative	3,115	2,809
Depreciation and amortization	1,054	1,340

Total operating expenses	11,633	11,657

Operating income	8,056	6,657
Other (income) expenses, net	(198)	7
Interest expense	2,643	2,137

Income before provision for taxes	5,611	4,513
Provision for income taxes	2,134	1,461

Net income	3,477	3,052

Other comprehensive Income:
Foreign currency translation adjustments	(16)	29

Comprehensive income	$3,461	$3,081

See accompanying notes to consolidated financial statements.

VUTEK, INC.

Consolidated Statement of Changes in Stockholders’ Deficit

Year ended December 31, 2004

(In thousands)

							Accumulated other
	Class A common			Additional paid-in	Subscrip-tion	Treasury	comprehensive
	stock	Class B common stock	Class A preferred stock	capital	receivable	stock	(loss) income	Retained earnings	Total
Balance, December 31, 2003	$1	$—	$12,239	$18,688	$(922)	$(89,951)	$48	$47,223	$(12,674)

Redemption of preferred stock	—	—	(12,239)	(2,586)	—	—	—	—	(14,825)

Preferred dividend	—	—	—	—	—	—	—	(2,236)	(2,236)

Stock option exercise	—	—	—	31	—	—	—	—	31

Net income	—	—	—	—	—	—	—	4,457	4,457

Payment of subscription receivable	—	—	—	—	430	—	—	—	430

Foreign currency translation adjustments	—	—	—	—	—	—	252	—	252

Balance, December 31, 2004	$1	$—	$—	$16,133	$(492)	$(89,951)	$300	$49,444	$(24,565)

See accompanying notes to consolidated financial statements.

VUTEK, INC.

Consolidated Statement of Cash Flows

Year ended December 31, 2004

(In thousands)

Cash flows from operating activities:
Net income	$4,457
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,750
Deferred tax provision	5,113
Write off of assets related to restructuring activities	116
Non-cash accrued interest under SCIL credit agreement	—
Changes in assets and liabilities:
Increase in accounts receivable, net	(1,062)
Increase in prepaid expenses and other current assets	(327)
Increase in inventory	(4,575)
Increase in accounts payable	5,176
Decrease in accrued expenses	(1,249)
Decrease in customer deposits	(214)
Increase in other assets	(4,322)

Net cash provided by operating activities	8,503

Cash flows from investing activities:
Purchase of property and equipment	(725)
Proceeds from disposal of property and equipment	16
Decrease in notes receivable	58

Net cash used in investing activities	(651)

Cash flows from financing activities:
Repayment of line of credit, net	(4,418)
Borrowings under long-term debt	130,000
Repayments under long-term debt	(111,437)
Purchase of preferred stock	(14,825)
Payment of preferred stock dividend	(2,236)
Proceeds from exercise of stock options	31
Collections received on subscription receivable	430

Net cash used in financing activities	(2,455)
Effect of exchange rate on cash	252

Net increase in cash	5,649
Cash, beginning of year	1,398

Cash, end of year	$7,047

Supplement cash flow information:
Cash paid for income taxes	$4,543
Cash paid for interest	$10,407

See accompanying notes to consolidated financial statements.

VUTEK, INC.

Consolidated Statement of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$3,477	$3,052
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,054	1,340
Non-cash interest expense from amortization of deferred financing	172	93
Changes in assets and liabilities:
Decrease (increase) in accounts receivable, net	174	(2,328)
(Increase) decrease in prepaid expenses and other current assets	(383)	131
Increase in inventory	(1,268)	(751)
(Decrease) increase in accounts payable	(1,932)	2,141
Increase in accrued expenses	663	799
Increase (decrease) in customer deposits	673	(507)
Decrease (increase) in other assets	1	(100)

Net cash provided by operating activities	2,631	3,870

Cash flows from investing activities:
Purchase of property and equipment	(192)	(227)

Net cash used in investing activities	(192)	(227)

Cash flows from financing activities:
Repayment of line of credit, net	(2)	(1,115)
Repayments under debt obligations	(1,625)	(3,125)
Proceeds from exercise of stock options	7	31
Collections received on subscription receivable	—	430

Net cash used in financing activities	(1,620)	(3,779)
Effect of exchange rate on cash	(20)	28

Net increase (decrease) in cash	799	(108)
Cash, beginning of year	7,047	1,398

Cash, end of year	$7,846	$1,290

Supplement cash flow information:
Cash paid for income taxes	$1,744	$100
Cash paid for interest	$2,481	$1,800

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(1)	Business

Vutek, Inc. and its wholly owned subsidiaries (the Company) develop, manufacture, sell, and lease printing equipment to producers of outdoor signage. The Company also manufactures and distributes ink products to its customers. The Company’s products are sold worldwide, primarily in the United States, Europe, and Asia. The Company’s operations are principally located in the United States although the majority of sales are to customers outside of the United States.

Basis of Presentation

The unaudited interim financial statements herein have been prepared consistent with the accounting policies applied in the annual financial statements included herein. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of the interim period presented.

(2)	Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material inter-company accounts and transactions have been eliminated.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates. Accounting areas relying significantly on estimates and assumptions include management’s judgment regarding impairment of goodwill and long-lived assets, the adequacy of the bad debt allowance and the valuation of inventory.

The Company regularly evaluates its ability to collect outstanding receivables. Allowances for doubtful accounts are provided when collection becomes unlikely. In performing this evaluation, significant estimates are involved, including an analysis of risks on a customer-by-customer basis. Based upon this information, the Company reserves an amount believed to be uncollectible. At December 31, 2004 and March 31, 2005, the allowance for doubtful accounts represented approximately 16% and 17%, respectively, of gross receivables.

The Company values its inventory at the lower of cost or market on a first-in, first-out basis (“FIFO”). The Company estimates revisions to its inventory based on technical obsolescence, historical demand and projections of future demand. The Company’s inventory balance at December 31, 2004 and March 31, 2005 was $19,584 and $20,852, respectively, net a reserve to reduce inventory to its net realizable value.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(c)	Pro Forma Stock-Based Compensation Expense

As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to continue to apply APB Opinion No. 25, Accounting for Stock Issued to Employees, to account for its stock-based compensation plans. Had compensation cost for awards granted under the Company’s stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company’s net income would have been:

	For the Year Ended	For the Three Months Ended March
	December 31,	31,
	2004	2005	2004
		(unaudited)	(unaudited)
Net income
As reported	$4,457	$3,477	$3,052
Stock-based compensation	(165)	(62)	7

	$4,292	$3,415	$3,059

The fair value of each option grant was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions for all periods presented:

Volatility	0%
Risk-free interest rate	4.37
Expected life options	5 years
Dividend yield	0%

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company’s employee stock options have characteristics significantly different from traded options and because changes in assumptions can materially affect the fair value estimate in management’s opinion, the existing models did not necessarily offer a reliable single measure of the fair value of its employee stock options. As permitted by SFAS No. 123, as the Company is a nonpublic entity, the volatility of the Company’s stock is assumed to be zero. This model also does not take into account any anticipated sales of the Company’s stock.

(d) Revenue Recognition

The Company recognizes sales revenue in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The Company typically recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred and risk of loss is transferred to the customer, the sales price is fixed or determinable and collectibility is reasonably assured. The Company generally structures its sales arrangements using International Commercial Terms (“Incoterms”) that transfer risk of loss at the time of shipment and accordingly product revenue is generally recorded at the time of shipment. In some cases, terms are included in sales arrangements which transfer the risk of loss at the destination and in such cases revenue is recognized when the product(s) arrives at the customer site. Services revenues are recorded upon performance of the service.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

At the time revenue is recognized, the Company establishes an accrual for estimated warranty expenses recorded in operating expenses in the Customer operations line. The Company’s standard warranty period typically extends 12 months from the date of customer acceptance and the warranty accrual represents the best estimate of the amounts necessary to settle future and existing claims for products under warranty as of the balance sheet date. While the Company believes that the warranty accrual is adequate and that the judgment applied is appropriate, such estimates could differ materially from actual warranty costs in the future.

The Company records revenue under leasing transactions in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases. The Company’s sales leasing activities consist principally of the leasing of industrial printers to end-users. The Company’s sales leases are classified as operating leases. The leasing terms primarily range between three to five years.

(e) Cash and cash equivalents

Cash equivalents, consisting primarily of investments in money market, are carried at cost plus accrued interest, which approximates fair market value.

(f) Inventories

Inventory purchases are accounted for at the lower of cost (first-in, first-out) or market. Inventory, net of the valuation allowance, consists of the following:

	December 31,	March 31,
	2004	2005
		(unaudited)
Raw materials	$13,285	$13,093
Work-in-process	2,329	1,982
Finished goods	3,970	5,777

	$19,584	$20,852

Work-in-process inventories consist of the Company’s product at various levels of assembly and include materials, labor, and manufacturing overhead. Finished goods inventory represents completed products awaiting shipment.

(g) Property and Equipment

Items acquired are recorded at cost. Expenditures for maintenance and repairs are expensed as incurred.

Depreciation is calculated using the straight-line method by charges to operations in amounts estimated to allocate the cost of assets over their estimated useful lives, as follows:

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

Asset classification	Estimated useful life
Machinery and equipment held for operating leases	Shorter of 3-5 years or lease term

Machinery and equipment	5 years

Furniture, fixtures and other equipment	3 – 5 years

Leasehold improvements	Shorter of the life of the improvement or life of lease

Buildings	20 years

Depreciation expense and amortization of leasehold improvements for the year ended December 31, 2004 was approximately $2,133 and for the three months ended March 31, 2005 and 2004 was approximately $397 and $683, respectively.

(h) Development and Engineering Expenses

Development and engineering expenses consist primarily of salaries and related personnel costs and prototype cost related to the research, design, development, testing and enhancements of our products and are charged to operations as incurred.

(i) Disclosure of Fair Value of Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially expose the Company to interest rate risk or concentrations of credit risk consist mainly of accounts receivable, accounts payable and short-term and long-term debt. The carrying amounts of accounts receivable, accounts payable and short-term debt approximate fair value due to their short-term nature or variable rate of interest in the case of short-term debt. Long-term debt bears interest at a variable market rate; therefore, the carrying amount approximates fair value.

Effective January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities – An Amendment of FASB Statement No. 133. This Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative’s fair value be recognized currently in income unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. If a derivative qualifies as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in the fair value of assets, liabilities, or firm commitments through earnings or are recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is to be immediately recognized in earnings. Also when a hedged item or derivative is terminated, sold, or matures, any remaining value would be recognized in earnings either immediately or over the remaining life of the contract.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

As discussed in note 4, the Company had entered into an interest rate swap to manage interest rate sensitivity. Net settlements on the interest rate swap were recognized as adjustments to interest expense over the life of the contract. In the event of default by the counterparty, Sun Trust Bank, the Company was exposed to changes in derivative market values that are a function of potential future changes in the interest rates. The interest rate swap agreement expired as of August 2003.

The company has no derivative instruments outstanding as of December 31, 2004 or March 31, 2005.

(j) Deferred Financing Costs

Deferred financing costs are being amortized into interest expense over the contractual life of the long-term debt on a straight-line basis, which approximates the effective interest rate method. Amortization of deferred financing costs was approximately $640 for the year ended December 31, 2004 and $172 and $93 for the three months ended March 31, 2005 and 2004, respectively.

Also in 2004 the company wrote off the remaining $589 of deferred financing costs associated with the 2000 Credit Agreement as that agreement was replaced with the 2004 Credit Agreement.

Amortization of deferred financing costs for the remainder of 2005 is anticipated to be $512, and annual amortization of deferred financing costs for fiscal years 2006 through 2009 is anticipated to be $683.

(k) Patents and Know-How

Patents and know-how acquired were recorded at fair market value and are being amortized over their estimated useful lives, averaging 15 years. Amortization of patents and know-how was $2,629 for the year ended December 31, 2004 and $657 for the three months ended March 31, 2005 and 2004.

Amortization for the remainder of 2005 is anticipated to be $1,972 and annual amortization of deferred financing costs for fiscal years 2006 through 2009 is anticipated to be $2,629.

(l) Goodwill

Goodwill represents the cost in excess of fair value of the net assets of Inkware, Inc., acquired in September 2000. In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, Goodwill and Other Intangible Assets. The Company tests for goodwill impairment using a fair value approach annually, or earlier if an event occurs or circumstances change that would indicate a potential impairment. Under the impairment test, if the carrying amount exceeds its estimated fair value, goodwill impairment is recognized to the extent that the carrying amount of goodwill exceeds the implied fair value of the goodwill. The fair value was estimated using a technique which includes certain management assumptions such as estimated future cash flows, estimated growth rates and discount rates. Furthermore, SFAS No. 142, requires purchased intangible assets other than goodwill to be amortized over their estimated useful lives unless these lives are determined to be indefinite.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

In accordance with SFAS No. 142, the Company ceased amortizing the remaining unamortized goodwill balance of $35,516 as of the beginning of fiscal 2002. Based on the impairment tests performed, there was no impairment of goodwill in fiscal 2004 or fiscal 2003. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

(m) Long-Lived Assets

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121 and portions of Accounting Principles Board (APB) Opinion No. 30. This statement addresses the recognition of an impairment loss for long-lived assets to be held and used or disposed of by sale or otherwise. Management elected to adopt this Statement as of January 1, 2002. The Company’s long-lived assets subject to SFAS No. 144 consist primarily of patents and know-how and property and equipment. Management evaluates its long-lived assets when there is an indication of potential impairment. Management considers whether long-lived assets have been impaired by comparing future undiscounted cash flows expected to be generated from utilizing these assets to their carrying amounts. If cash flows are not sufficient to recover the carrying amount of the assets, an impairment has occurred and the assets should be written down to their fair market value. Significant estimates and assumptions regarding future sales, cost trends, productivity, and market maturity are made by management in order to test for impairment. Based on current facts, estimates and assumptions, management believes that no assets that are to be held and used are impaired. There is no assurance that changes in management’s estimates and assumptions in future assessments will not result in an impairment.

(n) Foreign Currency

For the Company’s foreign operations, assets and liabilities are translated into U.S. dollars at exchange rates prevailing on the balance sheet date while revenues and expenses are translated at average exchange rates prevailing during the period. Any resulting translation gains or losses are included in accumulated other comprehensive income (loss) in the consolidated balance sheets. Gains and losses from foreign currency transactions are included in net income in the consolidated statements of operations and were not material for the years presented.

(o)	Recent Accounting Pronouncements

SFAS No. 153, Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29
FASB Statement No. 153, Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29 (SFAS 153) was issued on December 16, 2004. APB Opinion No. 29, Accounting for Nonmonetary Transactions (APB 29) required that nonmonetary exchanges be accounted for at fair value, subject to certain exceptions. SFAS 153 has removed the exception for nonmonetary exchanges of similar productive assets, and replaced it with an exception for exchanges that lack commercial substance. The provisions of SFAS 153 are effective prospectively for all non-monetary asset exchanges in fiscal periods beginning after June 15, 2004. Early adoption is permitted.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

SFAS No. 123 (Revised 2004), Share-Based Payment
FASB Statement No. 123 (Revised 2004), Share-Based Payment (SFAS 123R) was issued in December, 2004. SFAS 123R replaces SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires companies to recognize the compensation cost related to share-based payment transactions with employees in the financial statements. The compensation cost is measured based upon the fair value of the instrument issued. Share-based compensation transactions with employees covered within SFAS 123R include share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.
SFAS 123 included a fair-value-based method of accounting for share-based payment transactions with employees, but allowed companies to continue to apply the guidance in APB 25 provided that they disclose in the footnotes to the financial statements the pro forma net income if the fair-value-based method been applied. The Company is currently reporting share-based payment transactions with employees in accordance with APB 25 and provides the required disclosures.
SFAS 123 will be effective on the first annual reporting period beginning after December 15, 2005.

SFAS No. 151, Inventory Costs — An Amendment of ARB No. 43, Chapter 4
SFAS No. 151, Inventory Costs — An amendment of ARB No. 43, Chapter 4 (SFAS 151) was issued in November, 2004. SFAS 151 reinforces that abnormal levels of idle facility expense, freight, handling costs and spoilage are required to be expensed as incurred and not included in overhead. The statement also requires fixed production overheads be allocated to conversion costs based on the production facility’s normal capacity.
The provisions in Statement 151 are effective prospectively for inventory costs incurred during fiscal years beginning after June 15, 2005.

(3) Preferred Stock

In December 2001, the Company issued 98,464 shares of Series A cumulative preferred stock at $100 per share, resulting in net cash proceeds of $7,795 and a subscription receivable of $2,051. Payments on the subscription receivable were received in 2002. The preferred stock accrues dividends at a rate of 8% per annum from the date of issuance, are senior as to dividend and liquidation rights to the Company’s outstanding Class A common stock and are payable only if and when declared by the board of directors. The preferred stock is redeemable at the option of the Company, in whole or in part, at any time, at a redemption price of $100 per share, plus any accrued unpaid dividends. The preferred stock is subject to certain transfer restrictions, including the Company’s right to repurchase any shares offered for sale. The proceeds from the preferred stock offering were used to reduce outstanding indebtedness.

In connection with the issuance of preferred stock in December 2001, the Company issued 2,723 warrants to purchase common stock at an exercise price of $3,616 per share. The conversion rate is adjusted in the event that the Company issues additional shares of common stock, as defined, or upon the occurrence of certain other dilutive events. The warrants are exercisable immediately at the option of the holder through December 21, 2011.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

The Company computed the fair value of the warrants using the Black-Scholes option pricing model using the following weighted average assumptions:

2001
Volatility	0%
Risk-free interest rate	4.41%
Contractual life	5 years
Dividend yield	0%

The resulting original issuance discount was $1,948 which was recorded as a credit to additional paid-in capital and a reduction of the preferred stock from its face value of $9,846 to $7,898. The preferred stock and warrants are pledged as collateral under the 2000 Credit Agreement.

In December 2003, the Company issued 49,778 shares of Series A cumulative preferred stock at $100 per share, resulting in net cash proceeds of $4,549 and a subscription receivable of $430. The preferred stock accrues dividends at a rate of 8% per annum from the date of issuance, are senior as to dividend and liquidation rights to the Company’s outstanding Class A common stock and are payable only if and when declared by the board of directors. The preferred stock is redeemable at the option of the Company, in whole or in part, at any time, at a redemption price of $100 per share, plus any accrued unpaid dividends. The preferred stock is subject to certain transfer restrictions, including the Company’s right to repurchase any shares offered for sale. The proceeds from the preferred stock offering were used to reduce outstanding indebtedness.

In connection with the sale of preferred stock in December 2003, the Company issued 4,013 warrants to purchase common stock at an exercise price of $1,244 per share. The conversion rate is adjusted in the event that the Company issues additional shares of common stock, as defined, or upon the occurrence of certain other dilutive events. The warrants are exercisable immediately at the option of the holder through December 21, 2013.

The Company computed the fair value of the warrants using the Black-Scholes option pricing model using the following weighted average assumptions:

2003
Volatility	0%
Risk-free interest rate	2.75%
Contractual life	5 years
Dividend yield	0%

The resulting original issuance discount was $638 which was recorded as a credit to additional paid-in capital and a reduction of the preferred stock from its face value of $4,979 to $4,341. The preferred stock and warrants were pledged as collateral under the 2000 Credit Agreement.

In June 2004, as part of the Company’s new long-term credit agreement (described in note 4), the Company redeemed all of the preferred stock and the 8% dividend was declared by the board of directors and paid to the shareholders of the preferred stock.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(4) Long-Term Debt

Long-term debt consisted of the following at December 31, 2004 and March 31, 2005:

	December 31,	March 31,
	2004	2005
		(unaudited)
Term Loan B	$126,750	$125,125
Revolving line of credit	2	—

	126,752	125,125
Less current portion	6,502	6,500

Total long-term debt	$120,250	$118,625

Annual principal repayment requirements for long-term debt as of March 31, 2005 are presented below:

Year:	Amount
2005		$4,875
2006	6,500

2007	6,500

2008	6,500

2009	6,500

2010	94,250

	$125,125

In June 2004, the company entered in to a long-term credit arrangement (the 2004 Credit and Guaranty Agreement) with a commercial lender that provided aggregate Term Loan of $130,000 and a senior secured revolving credit facility (Revolver) and a Swing Line Facility (the Swing Line) that combined provide $15,000 availability.

The 2004 Credit and Guaranty Agreement contains certain covenants that, among other things, limit capital expenditures and sets a minimum coverage ratio for interest and a maximum leverage ratio. The Company is in compliance with all financial covenants and expects to maintain compliance through 2005. The 2004 Credit and Guaranty Agreement expires in June 2010 and is secured by substantially all of the Company’s assets and the capital stock of its subsidiaries.

The outstanding balances for the term loans and the revolver were $125,125 at March 31, 2005 and $126,752 at December 31, 2004. The term loan is due in periodic installments of $1,625 beginning in September 2004 through March 2010 with a payment at maturity in June of 2010 of $94,250. The term loan bears interest at a rate equal to the bank’s base rate plus 2.5% or the Euro-dollar rate plus 3.50% and the Revolver bears interest at a rate equal to the bank’s base rate plus 1.75 to 2.25% or the Euro-dollar rate plus 2.75% to 3.25%, depending on the Company’s leverage ratio as defined in the 2004 Credit Agreement. At March 31, 2005, the interest rate for the Term Loan was 8.25%, and the interest rate for the Revolver was 8.0%. Year-end rates, given the actual rates are variable, may or may not be indicative of future rates.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

To manage interest rate sensitivity on the Company’s debt due under the 2004 Credit and Guaranty Agreement, the Company is required to maintain interest rate protection and purchased from Citizens Bank a United State’s Dollar Amortizing Interest Rate Cap (AIRC) agreement in October 2004. The agreement calls for amounts amortizing over the term of the Credit and Guaranty Agreement. The AIRC has an expiration date of September 30, 2006. The notional amount was calculated as 50% of the outstanding debt as of the payment date. The agreement effectively will convert the Company’s interest rate on a portion of the principal due under the 2004 Credit and Guaranty Agreement from variable to fixed upon interest rates raising higher than the capped rate. The capped rate is LIBOR plus 5%.

The Company capitalized $4,608 in costs associated with the 2004 Credit and Guaranty Agreement. These costs are being amortized over the life of the loan, on a straight-line basis.

(5) Commitments and Contingencies

(a) Litigation

The Company is subject to litigation and other legal proceedings arising out of the ordinary course of its business. The Company believes that any potential liability from these matters would not materially affect the Company’s results of operations, financial condition or cash flows.

(b) New Hampshire Tax Claims

During March 1998, the Company filed an amendment to the 1995 State of New Hampshire Business Profits Tax (BPT) return to eliminate the apportionment of sales made to foreign countries from the New Hampshire tax base. The Department of Revenue Administration (“DRA”) later rejected the Company’s claim that these sales made in foreign countries should be excluded from the New Hampshire taxable income.

Additionally, the Company was under examination for its taxable years 1997 through 2000, also by the State of New Hampshire.

In 2004, the Company paid $2,702 to settle all taxes from 1997 to 2000 and has an agreement for alternative apportionment for subsequent years, see Note 7.

(c) Minimum Lease Payments

The Company entered into an operating lease in 1999 with an unrelated party for a facility in the United Kingdom for a five-year period. During the first quarter of fiscal 2004, the Company negotiated a termination of the United Kingdom lease for a one time payment of approximately $70.

The Company entered into operating leases in 2001, with unrelated parties, for facilities in China and Belgium for two years and nine years respectively.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

Total rent expense for leases was approximately $338 for the year ended December 31, 2004.

Future minimum lease payments under these leases denoted above are approximately as follows:

Years ending December 31:	Amount
2005	$523
2006	306
2007	301
2008	301
2009	301
Thereafter	301

$
2,033

(d) Product Indemnifications

The Company enters into standard indemnification agreements in its ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its business partners or customers, in connection with any patent or any copyright or other intellectual property infringement claim by any third party with respect to its products. The term of these indemnification agreements is generally perpetual. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. Accordingly, the Company has no liabilities recorded for these agreements.

(6) Revenues Under Operating Leases

Minimum future rental receipts on non-cancelable operating leases as of March 31, 2005 are estimated to be $60 for fiscal year ending December 31, 2005.

The Company reflects rental revenue earned under operating lease arrangements as part of sales for financial reporting purposes. Rental revenue included as part of sales was $318 in 2004 and $53 for the three months ended March 31, 2005. Substantially all operating leases have terms which allow the lessee to purchase the equipment under lease for an agreed upon amount which approximates estimated fair value at the termination of the lease team. The effect of such transactions is not considered in determining the total minimum future rental receipts. Depreciation on machinery and equipment held for operating leases was $317 in the year ended December 31, 2004 and $44 and $93 for the three months ended March 31, 2005 and 2004, respectively. These amounts are included in depreciation and amortization expense on the consolidated statements of operations and comprehensive income. The net book value of the machinery and equipment held for operating leases as of March 31, 2005 and December 31, 2004 was $182 and $193, respectively.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(7) Income Taxes

The Company provides for income taxes under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. This Statement requires that the Company recognize a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences and carry-forwards to the extent they are realizable.

The components of income before taxes are:

2004
Domestic	$13,370
Foreign	(80)

$13,290

The components of the provision (benefit) for income taxes are:

2004

Current:
Federal	$4,854
Foreign	(53)
State	3,383

8,184

Deferred:
Federal	530
State	119

649

$8,833

The total provision for income taxes included in the accompanying consolidated statements of operations and comprehensive income for the year ended December 31, 2004 is as follows:

2004
Income from operations	$8,833
Other comprehensive income	96

$8,929

The provision for income taxes in the accompanying statement of operations differs from the provision calculated by applying the statutory federal income tax rate of 34% in 2004 to income before provision for income taxes, due to the following:

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

2004
Provision for income taxes at statutory rate	34%

Increases (decreases) resulting from:
State income taxes, net of federal tax benefit	26
Tax benefit of foreign sales corporation	(15)
Other, net	22

67%

The components of the net deferred tax assets recognized in the accompanying balance sheets are as follows:

2004

Current deferred tax asset (liability):
Reserves and accruals	$657
Non-current deferred tax asset (liability):	(3,231)
Intangibles	1,090
Deferred financing costs	216
Accrued expenses and reserves	7
Other	(1,918)

$(1,261)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods that the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(8) Accrued Expenses

The major components of accrued expenses at were as follows:

	December 31, 2004	March 31, 2005
		(unaudited)
Accrued liabilities	$1,168	$1,479
Accrued warranty	1,783	2,284
Accrued wages and benefits	1,187	1,236
Accrued interest	9	—
Accrued restructuring charges	373	334
Accrued commissions	1,277	783

	$5,797	$6,116

(9) Employee Benefits Plans

(a) 1998 Stock Option Plan

The Company’s 1998 Stock Option Plan (the 1998 Option Plan) provides for the issuance of incentive stock options and nonqualified stock options to employees of the Company. Under the terms of the 1998 Option Plan, options are granted at not less than fair market value and expire 10 years from the date of grant. Options vest at the end of 10 years. Options are generally not transferable and shares purchased upon the exercise of options are subject to resale restrictions. As of December 31, 2004, options to purchase 1,376 shares were outstanding, all of which were vested, and there were no remaining options available for grant under the 1998 Option Plan.

(b)	2000 Stock Option Plan

The Company’s 2000 Stock Option Plan (the 2000 Option Plan) provides for the issuance of nonqualified stock options to employees of the Company. Under the terms of the 2000 Option Plan, options are granted at not less than fair market value and expire 10 years from the date of grant. Options vest at the end of seven years, but may vest on an accelerated basis if certain earnings targets are met or exceeded by the Company. Options also vest immediately upon a change in control of the Company, as defined in the 2000 Option Plan. Options are generally not transferable and  shares purchased upon the exercise of options are subject to resale restrictions. As of December 31, 2004, options to purchase 4,159 shares were outstanding under the 2000 Plan, 580 of which were vested, and options to purchase 1075 shares were available for grant under the 2000 Option Plan.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

Activity under the 1998 Option Plan and 2000 Option Plan is summarized as follows:

	1998 Option Plan			2000 Option Plan
		Weighted			Weighted
	Number of	average	Exercise price	Number of	average	Exercise price
	Shares	exercise price	per share	Shares	exercise price	per share
Outstanding December 31, 2003	1,438	100.00	100.00	3,462	1,855.91	1,640.24-2,100.00
Granted	—	—	—	1,160	1,727.44	1,640.24-2,100.00
Exercised	(62)	100.00	100.00	(20)	1,640.24	1640.24
Forfeited	—	—	—	(443)	1,742.99	1,640.24-2,100.00
Expired	—	—	—	—	—	—
Outstanding December 31, 2004	1,376	$100.00	$100.00	4,159	$1,833.03	1,640.24-2,100.00
Exercisable December 31, 2004	1,376	$100.00	$100.00	580	$1,749.63	1,640.24-2,100.00

The range of exercise prices of options outstanding and exercisable under the 2000 option plan at December 31, 2004 is as follows:

	Options outstanding		Options exercisable
		Weighted average		Weighted average
	Number of options	exercise price	Number of options	exercise price
Range of exercise price
$1,640.24	2,415	$1,640.24	442	$1,640.24

$2,100.00	1,744	2,100.00	138	2,100.00

	4,159	$1,833.03	580	$1,749.63

The weighted average remaining contractual life of options outstanding under the 1998 Option Plan and 2000 Option Plan at December 31, 2004 is 3 years and 7.3 years, respectively.

(c)	401(k) Profit Sharing Plan

The Company has a 401(k) profit sharing plan to help employees with their retirement. There is no service requirement for elective deferrals . There are service requirements that must be met in order for employees to receive matching contributions. These service requirements are six months or one year depending on the type of matching contribution. The Company makes a safe harbor matching contribution for eligible employees equal to 100% of the first 3% of deferred compensation and 50% of the next 3% deferred.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

(d) Contingently Issuable Shares

The 2000 Option Plan also allows for the issuance of other options that become vested and exercisable only upon a change in control of the Company. These contingently issuable shares expire 10 years from the date of grant. Options are generally not transferable and shares purchased upon the exercise of options are subject to resale restrictions. As of December 31, 2004 and 2003 options to purchase 755 and 1,205 shares, respectively, were outstanding, none of which were vested, and options to purchase 2,426 shares were available for grant.

(e) Stock Option Re-Pricing

In December 2002, management approved an offer to certain employees to re-price their out-of-the-money options (covering an aggregate of 2,007 shares). The original options had exercise prices ranging from $2,668 to $3,178, and the new options have an exercise price of $2,100. The fair value of a share of common stock on a fully diluted basis as of December 31, 2004 and 2003 was estimated at $1,780 and $1,460, respectively. No compensation expense resulted in 2003 or 2004 as a result of this re-pricing since the new exercise price is greater than fair market value on these dates. However, to the extent the fair market value of the shares increases and exceeds the new exercise price of these operations, compensation expense will be recorded in future periods and periodically adjusted for changes in the fair value until the options are exercised.

(10) Related-Party Transactions

The Company commenced payment of an annual management fee to a certain stockholder on April 24, 2000 in accordance with a management consulting agreement in the amount of $1,000 per annum, subject to increases, as defined in the agreement. The Company paid $1,111 under this management consulting respectively for the years ended December 31, 2004.

The Company has several employee loans aggregating $561, including accrued interest, at December 31, 2004. At December 31, 2004, $492 of the balance is included in subscriptions receivable with the remaining amount included in notes receivable.

(11) Restructuring Charges

(a) 2002 Restructuring Activities

In 2002, the Company undertook restructuring activities related to its Inkware operations in order to consolidate operations and enhance operating performance. During 2002, the Company paid $753, principally related to facility repairs, severance and other employee settlement charges, and accrued the present value of its minimum lease payments of $1,015, which will be paid through 2006, for three leases for vacant buildings located in Las Vegas, Nevada.

In February 2002, the Company terminated its relationship with one of its employees. As part of the separation agreement, the term of the employee’s option to purchase 255 shares was extended. In accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, the Company recorded an incremental compensation charge of $658 related to the modification of the options which has been included in the Company’s restructuring expenses.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

The significant components of the 2002 restructuring activities and the remaining accrual as of March 31, 2005 were as follows:

	Facility repairs/lease	Accrual
Accrual at December 31, 2003	$452	$452
2004 Expense	102	102
2004 Payments	(385)	(385)

Accrual at December 31, 2004	169	169
2005 Expense	—	—
2005 Payments	(10)	(10)

Accrual at March 31, 2005 (unaudited)	$159	$159

(b) 2003 Restructuring Activities

In the fourth quarter of fiscal year 2003, in order to further enhance operating performance the Company undertook additional restructuring activities. The restructuring activities included workforce reductions, consolidation of excess facilities and forgiveness of an employee loan.

The significant components of the 2003 restructuring activities and the remaining accrual as of March 31, 2005 were as follows:

	Employee severance	Facility	Accrual
Accrual at December 31, 2003	$418	$141	$559
2004 Expense	—	107	107
Cash payments	(418)	(141)	(559)

Accrual at December 31, 2004	—	107	107
2005 Expense	—	—	—
Cash payments	—	—	—

Accrual at March 31, 2005 (unaudited)	$—	$107	$107

(c) 2004 Restructuring Activities

In the third quarter of fiscal year 2004, in order to further enhance operating performance the Company undertook additional restructuring activities. The restructuring activities included workforce reductions, the elimination of leased facilities and a change of our distribution model in the Asia-Pacific region.

VUTEK, INC.

Notes to Consolidated Financial Statements

December 31, 2004 and March 31, 2005 (unaudited)

(In thousands, except share data)

The significant components of the 2004 restructuring activities and the remaining accrual as of March 31, 2005 were as follows:

	Employee severance	Facility	Other	Accrual
2004 Expense	$113	$272	$173	$558
Cash payments	(28)	(272)	(161)	(461)

Accrual at December 31, 2004	85	—	12	97
2005 Expense	—	—	—	—
Cash payments	(29)	—	—	(29)

Accrual at March 31, 2005 (unaudited)	$56	$—	$12	$68

(12) Failed Transaction Phase

The Company incurred certain expense related to negotiations to bring to market a high-yield bond. Negotiations ended in June 2004 when the Company completed negotiations on the previously detailed Credit and Guaranty Agreement (note 4). All expenses related to this failed transaction were expensed in the Consolidated Statements of Operations and Comprehensive Income for 2004 and totaled $1,218.

(13) Subsequent Events

In April 2005 the Company agreed to be merged into Electronics for Imaging (“EFI”), a California based company, for total consideration of $281,000. The transaction is expected to close in the second quarter of 2005.